Exhibit 10.09.7

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

SHARTSIS, FRIESE & GINSBURG LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111

Attn: Jonathan M. Kennedy, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

NONDISTURBANCE AND ATTORNMENT AGREEMENT

(Amphitheatre)

THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made and entered into as of July 9, 2003, by and between WXIII/AMPHITHEATRE REALTY, L.L.C., a Delaware limited liability company (“Landlord”), and Google Technology Inc., a California corporation (“Subtenant”).

RECITALS

A. Pursuant to that certain Commercial Lease, dated December 29, 2000, between The Goldman Sachs Group, Inc., a Delaware corporation (“GS”), and Silicon Graphics, Inc., a Delaware corporation (“Tenant”), as assigned by GS to Landlord by Assignment and Assumption of Commercial Lease (Amphitheatre) dated as of May 22, 2001 (a memorandum of said lease having been recorded on January 2, 2001, as Instrument No. 15514933), and amended by that certain Amendment, dated April 18, 2001 and by that certain Second Amendment, dated as of July 9, 2003 (the “Second Amendment”, said lease, as amended as of the date hereof and hereafter, the “Amphitheatre Lease”), Landlord leases to Tenant certain premises at 1600 Amphitheatre Parkway, Mountain View, California, (the “Premises”), said Premises being more particularly described in the Amphitheatre Lease.

B. Pursuant to that certain Sublease dated the date hereof (the “Sublease”) (a memorandum of said Sublease being recorded on July             , 2003, as Instrument No.             ) Tenant subleases to Subtenant, and Subtenant subleases from Tenant, the Premises. Pursuant to the terms of the Sublease, Tenant is to deliver the Premises to Subtenant in phases over a period of time that is anticipated to extend from approximately August 1, 2003 (the target date for Tenant’s first delivery of space to Subtenant under the Sublease), through approximately September 1, 2004 (the target date for Tenant’s last delivery of space to Subtenant under the Sublease), as provided for in the Sublease.

C. The parties intend by this Agreement to set forth their respective rights and obligations with respect to the Sublease in the event of the termination of the Amphitheatre Lease as a consequence of or resulting from any default in the performance or observance of Tenant’s duties or obligations under the Amphitheatre Lease, any rejection of the Amphitheatre Lease in bankruptcy, or any voluntary termination of the Amphitheatre Lease agreed to between Landlord and Tenant, or upon the expiration of the Amphitheatre Lease at the end of the term thereof, where Subtenant shall have effectively exercised the first renewal option granted to Subtenant under Article V of that certain Landlord-Subtenant Agreement, dated as of the date hereof (the “Landlord-Subtenant Agreement”), between Landlord and Subtenant and joined in by Tenant.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Nondisturbance and Attornment. If (a) the Amphitheatre Lease shall be terminated as a consequence or result of any default in the performance or observance of Tenant’s duties or obligations under the Amphitheatre Lease, (b) the Amphitheatre Lease shall be rejected pursuant to Section 365 of the federal Bankruptcy Code, whether by Tenant, or any bankruptcy trustee, or otherwise, (c) there occurs any voluntary termination of the Amphitheatre Lease agreed to between Landlord and Tenant, or (d) upon the expiration of the Amphitheatre Lease at the end of the term thereof, Subtenant shall have exercised the first renewal option granted to Subtenant under Article V of the Landlord-Subtenant Agreement and the conditions for the effectiveness of such option set forth in the Landlord-Subtenant Agreement shall have been satisfied (any of the foregoing events described in clauses (a) through (d), a “Lease Termination”), then, subject to Section 3 below:

(i) provided Subtenant at the time of such Lease Termination is not in default under the terms of the Sublease beyond any applicable notice and cure periods provided for therein and is not in default in its obligations under Section 1.6(h)(iii) of the Second Amendment (Subtenant’s obligation to provide financial statements and in certain circumstances to provide Landlord with security for Subtenant’s restoration obligations), unless Landlord elects in its sole discretion to waive such default:

(A) as a result of such Lease Termination: Subtenant shall not be evicted from the Premises, the Sublease shall not be cut off or terminated, and Subtenant’s occupancy and possession of the Premises under the Sublease will not be affected or disturbed;

(B) the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant upon all of the then-executory terms, conditions and covenants as are set forth in the Sublease and which shall be applicable after such attornment, but further modified as set forth in Exhibit A attached hereto and made a part hereof; and

(C) Subtenant shall not be named or joined as a party defendant (unless required by law) in any action, suit or proceeding which may be instituted or taken by Landlord to enforce the performance or observance by Tenant of the provisions of the Amphitheatre Lease and/or to recover damages from Tenant for any breach thereof; and

(ii) Subtenant shall attorn to Landlord and recognize Landlord as the lessor under the Sublease, affirm its obligations under the Sublease and (without limitation of the foregoing) make payments of sums due under the Sublease to Landlord.

The foregoing provisions shall be effective and self-operative without the need for any further instruments, provided that, upon the written request of either party, Landlord and Subtenant shall execute and deliver to each other such instruments and certificates as each party may reasonably request to evidence and confirm such nondisturbance and attornment.

2. New Lease. In the event of a Lease Termination, Landlord and Subtenant agree to execute a new lease of the Premises immediately following such Lease Termination pursuant to which Landlord shall lease the Premises to Subtenant, and Subtenant shall lease the Premises from Landlord, upon all of the then-executory terms, conditions and covenants as are set forth in the Sublease and which are applicable after such attornment but further modified as set forth in Exhibit A attached hereto and made a part hereof; provided, however, that such new lease shall incorporate and include any then-applicable terms and conditions contained in (i) the Landlord-Subtenant Agreement and (ii) the Second Amendment.

3. Limitations on Landlord’s Recognition of Sublease and Landlord’s Obligations Thereunder. Except as expressly provided in Section 3(a) and Section 4(b) below, but otherwise notwithstanding anything herein or in the Sublease, the Landlord-Subtenant Agreement or the Second Amendment to the contrary, in no event shall Landlord be bound by or be liable for:

(a) any acts, omissions or defaults of Tenant (which as used herein shall mean Tenant named herein and any successor thereto) under the Sublease, or be subject to any offsets or defenses which Subtenant might have had against Tenant (except as set forth in Section 4(b) below and except that the offset rights provided in Section 30 of the Sublease shall remain in effect and shall be enforceable by Subtenant against Landlord); provided that the foregoing shall not excuse Landlord from the performance of any obligations of the sublessor under the Sublease first arising following a Lease Termination;

(b) any letter of credit or other security provided pursuant to the Sublease unless and to the extent the same has been physically delivered and is available to Landlord; provided that if Subtenant shall have previously complied with its obligations under the Sublease with respect to the “Letter of Credit” and the Cash Collateral Account (as such terms are defined in the Sublease) and provided the same to Tenant, then Subtenant shall not be required to provide an additional letter of credit or security to Landlord under Section 7 of the Sublease except to the extent that Subtenant shall have received the same in return from Tenant or its representatives or Tenant shall have been reasonably assured that Tenant has relinquished any right to draw or otherwise utilize such letter of credit or security; provided further Subtenant shall execute and deliver such documents and take all other reasonable actions necessary or appropriate for the transfer from Tenant to Landlord of the Letter of Credit or Casks Collateral Account, and to designate Landlord as the beneficiary or account holder, respectively, thereof to the exclusion of Tenant;

(c) any rent or additional rent or other sums which Subtenant might have paid more than one (1) month in advance to any Tenant, and all such rent and other sums paid more than one (l) month in advance shall remain due and owing, notwithstanding such advance payment;

(d) any obligation to provide any services or perform any repairs, construction, maintenance, replacement or restoration provided for under the Sublease to be performed before the date that Landlord becomes the landlord of Subtenant under the Sublease in accordance with the terms hereof (subject to Section 4 below); and

(e) any amendment, modification, surrender or other termination of the Sublease made in each case without the prior written consent of Landlord, except for any termination of the Sublease made in accordance with the Subtenant’s exercise of an express termination right provided for thereunder (subject, however, to Section 4 hereof).

4. Delivery of Premises. Notwithstanding, anything to the contrary set forth herein:

(a) If, at the time of any Lease Termination, Tenant has not yet delivered any portion(s) of the Premises to Subtenant,

(i) Landlord shall be responsible (subject to the limitations on liability of Landlord, as sublessor, provided for in the Sublease) for the delivery of any such undelivered portion(s) of the Premises in the condition and in accordance with time periods provided for in the Sublease, provided that any such time periods shall be extended one day for each day during which Landlord does not have actual possession of the undelivered portion of the Premises from Tenant;

(ii) if not then performed by Tenant, Landlord shall be responsible for the construction in Building 43 as specified in Section 22 of the Sublease; and

(iii) Subtenant shall retain all of the rights and remedies provided in the Sublease in connection with the late delivery or non-delivery of any portion(s) of the Premises, subject to the proviso set forth above in Section 4(a)(i).

(b) Subtenant shall be entitled to an abatement of the Sublease Base Rent (as provided for in Section 6.B of the Sublease) following a Lease Termination in an aggregate amount equal to (i) the Construction Allowance minus (ii) the amount of the abatement of Sublease Base Rent theretofore taken by Subtenant against the rental amounts owing under the Sublease, it being agreed by Subtenant that it shall utilize the rental abatement provided for under Section 6.B of the Sublease at the earliest time(s) permitted under the Sublease.

5. Covenant of Landlord. Landlord agrees that, except as may be agreed to by Subtenant, it will not enforce against Subtenant any amendment or modification of the Amphitheatre Lease made subsequent to the effective date hereof that (i) diminishes in any material respect Subtenant’s rights under the Sublease, or (ii) materially increases in any material respect Subtenant’s obligations under the Sublease.

6. Representations and Warranties. Landlord represents and warrants to Subtenant as to itself that this Agreement: (i) has been duly authorized, executed and delivered by Landlord; (ii) is a legal, valid and binding obligation of Landlord; and (iii) does not violate any provision of any agreement to which Landlord is a party or is bound or of any charter, articles, bylaws, agreements or laws affecting Landlord. Subtenant represents and warrants to Landlord that this Agreement (i) has been duly authorized, executed and delivered by Subtenant; (ii) is a legal, valid and binding obligation of Subtenant; and (iii) does not violate any provision of any agreement to which Subtenant is a party or is bound or of any charter, articles, bylaws, agreements or laws affecting Subtenant.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the undersigned and their legal representatives, transferees, successors and assigns and all parties succeeding to the interest of Landlord in the Premises or Subtenant as to the Sublease (but the foregoing shall not be deemed to permit or to confer any benefit hereunder on any direct or remote transferee, successor or assign of, or other party succeeding to the interest of, Subtenant not permitted pursuant to the Second Amendment). In the event of any sale or other transfer of Landlord’s interest in the Premises, Landlord shall be and thereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder and shall not have any liability or responsibility under or pursuant to the terms of this Agreement relating to liabilities arising after the date Landlord ceases to have an interest in the Premises.

8. Notices. Any notice required or desired to be given pursuant to this Agreement shall be in writing with copies directed as indicated below and shall be personally delivered, or in lieu of personal delivery, by depositing same with a prepaid commercial overnight courier for next-day delivery, in which event such notice shall be deemed delivered on the next business day after deposit with the courier, or by United States registered or certified mail, return receipt requested, postage prepaid, with a signed receipt, in which event such notice shall be deemed delivered upon receipt.

If such notice shall be addressed to Landlord, the address of Landlord is:

WXIII/AMPHITHEATRE REALTY, L.L.C.

85 Broad Street

New York, NY 10004

Attention: Adam Brooks

with a copy to each of:

ARCHON GROUP

100 Crescent Court

Dallas, TX 75201

Attention: Will Mundinger

LEGACY PARTNERS

4000 East 3rd Avenue

Foster City, CA 94404

Attention: Steve Dunn and Darleen Barnes

SULLIVAN & CROMWELL LLP

85 Broad Street

New York, NY 10004

Attention: Arthur S. Adler, Esq.

If such notice shall be addressed to Subtenant, the address of Subtenant is:

2400 Bayshore Parkway

Mountain View, CA 94043

Attention: Director of Facilities

with a copy to:

2400 Bayshore Parkway

Mountain View, CA 94043

Attention: Legal Department

and:

SHARTSIS, FRIESE AND GINSBURG LLP

One Maritime Plaza, Suite 1800

San Francisco, CA 94111

Attention: Jonathan M. Kennedy

Either Landlord or Subtenant may change its respective address by giving written notice to the other in accordance with the provisions of this paragraph.

9. Attorneys’ Fees. If any action at law or in equity, or any arbitration proceeding, shall be brought for or on account of any breach of or to enforce or interpret any of the terms, covenants, agreements or conditions of this Agreement, the prevailing party shall be entitled to recover from the other party such prevailing party’s costs incurred in such action or proceeding, including without limitation reasonable attorney’s fees.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California.

12. Waiver of Jury Trial. Landlord and Subtenant each hereby voluntarily and knowingly waive and relinquish their right to a trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Agreement, the relationship of Landlord with Subtenant, or Subtenant’s use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

13. Invalidity. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and be enforced to the full extent permitted by law.

14. Modification; Waiver. Neither this Agreement nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the parties hereto.

15. Effectiveness. The effectiveness of this Agreement is subject to the same satisfaction or waiver of the same conditions precedent as are set forth in Section 7.1 of the Landlord-Subtenant Agreement, and a termination of the Landlord-Subtenant Agreement shall result in a simultaneous termination of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused there presents to be duly executed to be effective as of the day and year first above written.

LANDLORD:

WXIII/AMPHITHEATRE REALTY, L.L.C., a Delaware limited liability company

By:	Whitehall Parallel Real Estate Limited
Partnership XIII, a Delaware, limited
partnership

	By:	WH Parallel Advisors, L.L.C. XIII, a
Delaware limited liability company

		By:	/s/ JEROME S. KARR
Jerome S. Karr

		Its:	Vice President

SUBTENANT:

GOOGLE TECHNOLOGY INC., a California Corporation

By:	/s/ GEORGE REYES

Its:	CFO